Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2020
Second Quarter Financial and Operational Highlights:
•Net loss was $320 million, or $1.05 per common share, compared with a net loss of $6 million, or $0.02 per common share (adjusted net loss1 of $28 million, or $0.09 per common share) in the second quarter of 2019
•Oil and gas net production, excluding Libya, averaged 334,000 barrels of oil equivalent per day (boepd), up from 273,000 boepd in the second quarter of 2019; Bakken net production was 194,000 boepd, up 39% from 140,000 boepd in the prior-year quarter
•Crude oil put option contracts are in place for more than 80% of forecast net oil production in the second half of 2020 with a fair value of approximately $450 million at June 30, 2020; realized settlements on crude oil put option contracts during the first half of the year were approximately $500 million
•Exploration and Production (E&P) capital and exploratory expenditures were $453 million, compared with $664 million in the prior-year quarter
•Cash and cash equivalents, excluding Midstream, were $1.64 billion at June 30, 2020
2020 Revised Full Year Guidance:
•Net production guidance, excluding Libya, increased to approximately 330,000 boepd, up from the previous guidance of approximately 320,000 boepd
•Bakken net production guidance increased to approximately 185,000 boepd, up from the previous guidance of approximately 175,000 boepd due to year to date performance and the deferral of the planned maintenance turnaround at the Tioga Gas Plant from the third quarter of 2020 until 2021
NEW YORK, July 29, 2020 — Hess Corporation (NYSE: HES) today reported a net loss of $320 million, or $1.05 per common share, in the second quarter of 2020, compared with a net loss of $6 million, or $0.02 per common share, in the second quarter of 2019.  On an adjusted basis, the second quarter 2019 net loss was $28 million, or $0.09 per common share.  The decrease in after-tax results compared with adjusted results in the prior-year period primarily reflects lower realized selling prices.

1.“Adjusted net income (loss)” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 6 to 8.

As previously announced, the Corporation chartered three very large crude carriers (VLCCs) to load a total of approximately 6 million barrels of oil during May, June and July to enhance 2020 cash flow and maximize value from its Bakken production. During the second quarter, the Corporation loaded 3.7 million barrels of crude oil on VLCCs and plans to load an additional 2.3 million barrels during the third quarter. The first VLCC cargo of 2 million barrels has been sold for delivery in China in September at a premium to Brent prices. The additional 4 million barrels of oil are expected to be sold in Asia in the fourth quarter of 2020.
“Our company’s long term strategy has enabled us to build a high quality and diversified portfolio that is resilient in a low price environment,” CEO John Hess said. “With multiple phases of low cost oil developments in Guyana, we are well positioned to deliver industry leading cash flow growth and increasing financial returns in the years ahead.”
After-tax income (loss) by major operating activity was as follows:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(249)	$68	$(2,620)	$177
Midstream	51	35	112	72
Corporate, Interest and Other	(122)	(109)	(245)	(223)
Net income (loss) attributable to Hess Corporation	$(320)	$(6)	$(2,753)	$26
Net income (loss) per common share (diluted) (a)	$(1.05)	$(0.02)	$(9.04)	$0.07

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(249)	$46	$(369)	$155
Midstream	51	35	112	72
Corporate, Interest and Other	(122)	(109)	(245)	(223)
Adjusted net income (loss) attributable to Hess Corporation	$(320)	$(28)	$(502)	$4
Adjusted net income (loss) per common share (diluted) (a)	$(1.05)	$(0.09)	$(1.65)	$—

Weighted average number of shares (diluted)	305.0	302.2	304.5	302.1
(a)Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.

Exploration and Production:
E&P net loss was $249 million in the second quarter of 2020, compared with net income of $68 million in the second quarter of 2019.  On an adjusted basis, E&P’s second quarter 2019 net income was $46 million.  The Corporation’s average realized crude oil selling price, excluding the effect of hedging, was $20.63 per barrel in the second quarter of 2020, compared with $61.37 per barrel in the prior-year quarter, reflecting a decrease in benchmark oil prices and widening of crude differentials realized as a result of reduced demand caused by the global coronavirus (COVID-19) pandemic. In addition, a higher proportion of Bakken and Guyana production was sold in April and May which had lower prices than the month of June. Realized gains from crude oil hedging activities improved after-tax results by $228 million in the second quarter of 2020 and reduced after-tax results by $14 million in the second quarter of 2019.  Including hedging, the Corporation’s average realized crude oil selling price was $39.03 per barrel in the second quarter of 2020, compared with $60.45 per barrel in the year-ago quarter. The average realized natural gas liquids (NGL) selling price in the second quarter of 2020 was $7.32 per barrel, compared with $12.18 per barrel in the prior-year quarter, while the average realized natural gas selling price was $2.41 per mcf, compared with $3.92 per mcf in the second quarter of 2019.
Net production, excluding Libya, was 334,000 boepd in the second quarter of 2020, up 22% from second quarter 2019 net production of 273,000 boepd.  The improved performance primarily resulted from a 39% increase in Bakken production and production from the Liza Field, offshore Guyana, which commenced in December 2019.  There was no net production for Libya in the second quarter of 2020 due to the declaration of force majeure by the Libyan National Oil Corporation. Net production for Libya was 20,000 boepd in the second quarter of 2019.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $8.81 per barrel of oil equivalent (boe) in the second quarter of 2020, down 27% from $12.11 per boe in the prior-year quarter due to the increased production volumes, lower production and severance taxes and the impact of cost-reduction initiatives.
Operational Highlights for the Second Quarter of 2020:
Bakken (Onshore U.S.):  Net production from the Bakken increased to 194,000 boepd from 140,000 boepd in the prior-year quarter, with net oil production up 26% to 108,000 barrels of oil per day (bopd) from 86,000 bopd, primarily due to increased wells online and improved well performance. Natural gas and NGL production also increased from higher wells online, additional natural gas captured and processed at the Little Missouri 4 natural gas processing plant that commenced operations in July 2019, and additional volumes received under percentage of proceeds contracts resulting from lower prices. The Corporation reduced the number of rigs operating in the Bakken from six rigs in the first quarter to one rig in May as part of its previously announced capital expenditure reduction plans and drilled 17 wells, completed 31 wells, and brought 40 new wells online during the second quarter of 2020. The planned maintenance turnaround at the Tioga Gas Plant originally scheduled for the third quarter of 2020 will be deferred until 2021 to ensure safe and timely execution in light of the COVID-19 pandemic.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 68,000 boepd, compared with 65,000 boepd in the prior-year quarter. The Esox-1 well, which commenced production in February, is expected to reach its gross peak rate of approximately 17,000 boepd, or 9,000 boepd net to Hess in the third quarter, and is expected to average approximately 5,000 boepd net to Hess in 2020. The Corporation is participating in the BP-operated Galapagos Deep exploration well (Hess – 25%) which is a hub-class, Cretaceous-aged opportunity in the Mississippi Canyon area. The well spud in May and is still drilling.
Guyana (Offshore): On the Stabroek Block (Hess – 30%), the Corporation’s net production from the Liza Field, which commenced in December 2019, averaged 22,000 bopd in the second quarter of 2020.  The operator, Esso Exploration and Production Guyana Limited, is currently commissioning water injection equipment and bringing natural gas injection fully online that should enable the Liza Destiny floating production, offloading, and storage vessel (FPSO) to reach its capacity of 120,000 gross bopd in August. Phase two of the Liza Field development, which will utilize the Liza Unity FPSO with an expected capacity of 220,000 gross bopd, remains on target to achieve first oil in early 2022.  As previously announced, some activities for a third development, Payara, with expected production capacity of 220,000 gross bopd, have been deferred pending government approval of the project creating a potential delay in production startup of six to twelve months.
As a result of COVID-19 related travel restrictions in Guyana, the operator temporarily idled two drillships but both drillships resumed drilling operations by the end of the second quarter. The Stena Carron rig recently completed appraisal drilling at Yellowtail-2, located 1 mile southeast of Yellowtail-1. The well identified two additional high quality reservoirs, one adjacent to, and the other below the Yellowtail Field, further demonstrating the world class quality of this basin. This additional resource is currently being evaluated and will help form the basis for a potential future development. The Noble Don Taylor commenced drilling of the Redtail exploration well, which is 1.25 miles northwest of Yellowtail-1, in July. The other two drillships, the Noble Bob Douglas and the Noble Tom Madden, are drilling and completing Liza Phase 1 and Phase 2 development wells.
South East Asia (Offshore): Net production at the North Malay Basin and JDA was 44,000 boepd, compared with 59,000 boepd in the prior-year quarter, reflecting reduced natural gas nominations caused by COVID-19 impacts on economic activity in Malaysia.

Midstream:
The Midstream segment had net income of $51 million in the second quarter of 2020, compared with net income of $35 million in the prior-year quarter.  The improved second quarter 2020 results are primarily driven by higher throughput volumes.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $122 million in the second quarter of 2020, compared with $109 million in the second quarter of 2019. Interest expense increased $16 million compared with the prior-year quarter due to interest on a new $1.0 billion three year term loan entered into in March 2020 and lower capitalized interest.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $453 million in the second quarter of 2020, down from $664 million in the prior-year quarter. The decrease is primarily driven by the lower rig count in the Bakken and reduced development drilling in the Gulf of Mexico during the second quarter of 2020. For full year 2020, the Corporation is maintaining E&P capital and exploratory expenditures guidance at approximately $1.9 billion.
Midstream capital expenditures were $79 million in the second quarter of 2020, up from $69 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $1.64 billion and debt and finance lease obligations totaling $6.6 billion at June 30, 2020.  In the second quarter of 2020, the Corporation successfully syndicated its $1.0 billion three year term loan originally underwritten in the first quarter of 2020. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 44.3% at June 30, 2020 and 39.6% at December 31, 2019.  The Corporation has no debt maturities until 2023 when the three year term loan comes due.  At June 30, 2020, the fair value of crude oil put option hedge contracts, which cover more than 80% of the Corporation’s forecasted oil production for the second half of 2020, was approximately $450 million. Realized settlements on closed contracts during the first half of the year were approximately $500 million, which include deferred gains associated with the 3.7 million barrels loaded on VLCCs.
The Midstream segment had cash and cash equivalents of $3 million and total debt of $1.8 billion at June 30, 2020.
Net cash provided by operating activities was $266 million in the second quarter of 2020, down from $675 million in the second quarter of 2019 primarily due to lower realized crude oil selling prices and the impact on cash flows from deferring sales for the 3.7 million barrels loaded on VLCCs in the quarter.
  Net cash provided by operating activities before changes in operating assets and liabilities2 was $301 million in the second quarter of 2020, compared with $560 million in the prior-year quarter.  Changes in operating assets and liabilities in the second quarter of 2020 were a net outflow of $35 million compared with a net inflow of $115 million in the second quarter of 2019.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019
	(In millions)
Exploration and Production	$—	$22	$(2,251)	$22
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	—	—
Total items affecting comparability of earnings between periods	$—	$22	$(2,251)	$22
Second Quarter 2019:  E&P results included an after-tax gain of $22 million ($22 million pre-tax) associated with the sale of our remaining acreage in the Utica shale play.
Reconciliation of U.S. GAAP to Non-GAAP measures:
The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019
	(In millions)
Net income (loss) attributable to Hess Corporation	$(320)	$(6)	$(2,753)	$26
Less: Total items affecting comparability of earnings between periods	—	22	(2,251)	22
Adjusted net income (loss) attributable to Hess Corporation	$(320)	$(28)	$(502)	$4

2.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019
	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$301	$560	$803	$1,195
Changes in operating assets and liabilities	(35)	115	(92)	(282)
Net cash provided by (used in) operating activities	$266	$675	$711	$913
Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature.  Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, natural gas liquids and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; and future economic and market conditions in the oil and gas industry.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future.  Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements.  The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, natural gas liquids and natural gas and competition in the oil and gas exploration and production industry, including as a result of the global COVID-19 pandemic; potential disruption or interruption of our operations due to catastrophic events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks or health measures related to COVID-19; reduced demand for our products, including due to the global COVID-19 pandemic or the outbreak of any other public health threat or due to the impact of competing or alternative energy products and political conditions and events, such as instability, changes in governments, armed conflict, and economic sanctions; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions; potential failures or delays in achieving expected production levels given inherent uncertainties in estimating quantities of proved reserves; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and well fracking bans; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation, including heightened risks associated with being a general partner of Hess Midstream LP; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable.  However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make.  Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(312) 895-4700

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2020	Second Quarter 2019	First Quarter 2020
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$833	$1,660	$1,354
Gains (losses) on asset sales, net	8	22	—
Other, net	1	15	15
Total revenues and non-operating income	842	1,697	1,369

Costs and expenses
Marketing, including purchased oil and gas (a)	56	477	378
Operating costs and expenses	294	285	303
Production and severance taxes	16	46	42
Exploration expenses, including dry holes and lease impairment	31	43	189
General and administrative expenses	89	89	102
Interest expense	119	97	113
Depreciation, depletion and amortization	509	494	561
Impairment	—	—	2,126
Total costs and expenses	1,114	1,531	3,814
Income (loss) before income taxes	(272)	166	(2,445)
Provision (benefit) for income taxes	(9)	132	(79)
Net income (loss)	(263)	34	(2,366)
Less: Net income (loss) attributable to noncontrolling interests	57	40	67
Net income (loss) attributable to Hess Corporation common stockholders	$(320)	$(6)	$(2,433)
(a)  Second quarter 2020 reflects lower prices paid for purchased volumes and a reduction of $113 million for the cost of crude oil inventory capitalized for the 3.7 million barrels of oil loaded on the VLCCs.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
	2020	2019
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,187	$3,232
Gains (losses) on asset sales, net	8	22
Other, net	16	42
Total revenues and non-operating income	2,211	3,296

Costs and expenses
Marketing, including purchased oil and gas	434	885
Operating costs and expenses	597	551
Production and severance taxes	58	85
Exploration expenses, including dry holes and lease impairment	220	77
General and administrative expenses	191	176
Interest expense	232	195
Depreciation, depletion and amortization	1,070	992
Impairment	2,126	—
Total costs and expenses	4,928	2,961
Income (loss) before income taxes	(2,717)	335
Provision (benefit) for income taxes	(88)	226
Net income (loss)	(2,629)	109
Less: Net income (loss) attributable to noncontrolling interests	124	83
Net income (loss) attributable to Hess Corporation	(2,753)	26
Less: Preferred stock dividends	—	4
Net income (loss) attributable to Hess Corporation common stockholders	$(2,753)	$22

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2020	December 31, 2019
Balance Sheet Information
Assets
Cash and cash equivalents	$1,646	$1,545
Crude oil derivative contracts	450	125
Other current assets (a)	1,019	1,486
Property, plant and equipment – net	14,825	16,814
Operating lease right-of-use assets – net	344	447
Finance lease right-of-use assets – net	182	299
Other long-term assets	1,080	1,066
Total assets	$19,546	$21,782
Liabilities and equity
Current maturities of long-term debt	$5	$—
Current portion of operating and finance lease obligations	108	199
Other current liabilities	1,451	2,311
Long-term debt	8,205	7,142
Long-term operating lease obligations	349	353
Long-term finance lease obligations	229	238
Other long-term liabilities	1,833	1,833
Total equity excluding other comprehensive income (loss)	6,582	9,431
Accumulated other comprehensive income (loss) (b)	(187)	(699)
Noncontrolling interests	971	974
Total liabilities and equity	$19,546	$21,782
(a)  Includes crude oil inventory of $113 million at June 30, 2020 associated with the 3.7 million barrels of oil loaded on the VLCCs.
(b)  Includes deferred realized gains on crude oil derivative contracts of $85 million at June 30, 2020 associated with the 3.7 million barrels of oil loaded on VLCCs.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2020	December 31, 2019
Total Debt
Hess Corporation	$6,382	$5,389
Midstream (a)	1,828	1,753
Hess Consolidated	$8,210	$7,142
(a) Midstream debt is non-recourse to Hess Corporation.

	June 30, 2020	December 31, 2019
Debt to Capitalization Ratio (a)
Hess Consolidated	53.4%	43.2%
Hess Corporation as defined in debt covenants	44.3%	39.6%
(a)Includes finance lease obligations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Interest Expense
Gross interest expense – Hess Corporation	$96	$89	$184	$179
Less: Capitalized interest – Hess Corporation	—	(9)	—	(16)
Interest expense – Hess Corporation	96	80	184	163
Interest expense – Midstream (a)	23	17	48	32
Interest expense – Consolidated	$119	$97	$232	$195
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2020	Second Quarter 2019	First Quarter 2020
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(263)	$34	$(2,366)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(8)	(22)	—
Depreciation, depletion and amortization	509	494	561
Impairment	—	—	2,126
Exploratory dry hole costs	—	—	135
Exploration lease and other impairment	6	4	32
Stock compensation expense	18	21	29
Noncash (gains) losses on commodity derivatives, net	49	29	70
Provision (benefit) for deferred income taxes and other tax accruals	(10)	—	(85)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	301	560	502
Changes in operating assets and liabilities	(35)	115	(57)
Net cash provided by (used in) operating activities	266	675	445

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(510)	(564)	(740)
Additions to property, plant and equipment - Midstream	(69)	(60)	(78)
Payments for Midstream equity investments	—	(16)	—
Proceeds from asset sales, net of cash sold	11	22	—
Other, net	(2)	1	—
Net cash provided by (used in) investing activities	(570)	(617)	(818)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	12	(39)	60
Debt with maturities of greater than 90 days:
Borrowings	—	—	1,000
Repayments	—	(2)	—
Payments on finance lease obligations	(2)	(22)	(1)
Cash dividends paid	(76)	(76)	(81)
Noncontrolling interests, net	(65)	(14)	(63)
Other, net	1	3	(7)
Net cash provided by (used in) financing activities	(130)	(150)	908

Net Increase (Decrease) in Cash and Cash Equivalents	(434)	(92)	535
Cash and Cash Equivalents at Beginning of Period	2,080	2,300	1,545
Cash and Cash Equivalents at End of Period	$1,646	$2,208	$2,080

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(507)	$(694)	$(666)
Increase (decrease) in related liabilities	(72)	70	(152)
Additions to property, plant and equipment	$(579)	$(624)	$(818)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
	2020	2019
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(2,629)	$109
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(8)	(22)
Depreciation, depletion and amortization	1,070	992
Impairment	2,126	—
Exploratory dry hole costs	135	—
Exploration lease and other impairment	38	11
Stock compensation expense	47	48
Noncash (gains) losses on commodity derivatives, net	119	58
Provision (benefit) for deferred income taxes and other tax accruals	(95)	(1)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	803	1,195
Changes in operating assets and liabilities	(92)	(282)
Net cash provided by (used in) operating activities	711	913

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,250)	(1,085)
Additions to property, plant and equipment - Midstream	(147)	(210)
Payments for Midstream equity investments	—	(23)
Proceeds from asset sales, net of cash sold	11	22
Other, net	(2)	(1)
Net cash provided by (used in) investing activities	(1,388)	(1,297)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	72	160
Debt with maturities of greater than 90 days:
Borrowings	1,000	—
Repayments	—	(5)
Payments on finance lease obligations	(3)	(45)
Common stock acquired and retired	—	(25)
Cash dividends paid	(157)	(164)
Noncontrolling interests, net	(128)	(27)
Other, net	(6)	4
Net cash provided by (used in) financing activities	778	(102)

Net Increase (Decrease) in Cash and Cash Equivalents	101	(486)
Cash and Cash Equivalents at Beginning of Period	1,545	2,694
Cash and Cash Equivalents at End of Period	$1,646	$2,208

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,173)	$(1,336)
Increase (decrease) in related liabilities	(224)	41
Additions to property, plant and equipment	$(1,397)	$(1,295)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2020	Second Quarter 2019	First Quarter 2020
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$181	$322	$322
Offshore and Other	64	139	93
Total United States	245	461	415
Guyana	183	167	176
Malaysia and JDA	21	25	32
Other	4	11	8
E&P Capital and exploratory expenditures	$453	$664	$631

Total exploration expenses charged to income included above	$25	$39	$22

Midstream Capital expenditures	$79	$69	$57

	Six Months Ended June 30,
	2020	2019
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$503	$593
Offshore and Other	157	191
Total United States	660	784
Guyana	359	348
Malaysia and JDA	53	57
Other	12	17
E&P Capital and exploratory expenditures	$1,084	$1,206

Total exploration expenses charged to income included above	$47	$66

Midstream Capital expenditures	$136	$196

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2020
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$660		$173		$833
Other, net	(4)		3		(1)
Total revenues and non-operating income	656		176		832

Costs and expenses
Marketing, including purchased oil and gas (a)	111		(14)		97
Operating costs and expenses	131		72		203
Production and severance taxes	15		1		16
Midstream tariffs	225		—		225
Exploration expenses, including dry holes and lease impairment	23		8		31
General and administrative expenses	42		8		50
Depreciation, depletion and amortization	373		97		470
Total costs and expenses	920		172		1,092
Results of operations before income taxes	(264)		4		(260)
Provision (benefit) for income taxes	—		(11)		(11)
Net income (loss) attributable to Hess Corporation	$(264)	(b)	$15	(c)	$(249)

	Second Quarter 2019
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,271		$389		$1,660
Gains (losses) on asset sales, net	22		—		22
Other, net	(1)		8		7
Total revenues and non-operating income	1,292		397		1,689

Costs and expenses
Marketing, including purchased oil and gas (a)	479		19		498
Operating costs and expenses	159		72		231
Production and severance taxes	43		3		46
Midstream tariffs	165		—		165
Exploration expenses, including dry holes and lease impairment	24		19		43
General and administrative expenses	41		7		48
Depreciation, depletion and amortization	348		111		459
Total costs and expenses	1,259		231		1,490
Results of operations before income taxes	33		166		199
Provision (benefit) for income taxes	—		131		131
Net income (loss) attributable to Hess Corporation	$33	(d)	$35		$68
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax gains from realized crude oil hedging activities of $192 million (noncash premium amortization: $43 million; cash settlement:  $235 million).
(c)Includes after-tax gains from realized crude oil hedging activities of $36 million (noncash premium amortization: $6 million; cash settlement:  $42 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $14 million (noncash premium amortization: $29 million; cash settlement: $15 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	First Quarter 2020
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,122		$232		$1,354
Other, net	4		4		8
Total revenues and non-operating income	1,126		236		1,362

Costs and expenses
Marketing, including purchased oil and gas (a)	419		6		425
Operating costs and expenses	137		77		214
Production and severance taxes	40		2		42
Midstream tariffs	241		—		241
Exploration expenses, including dry holes and lease impairment	156		33		189
General and administrative expenses	45		7		52
Depreciation, depletion and amortization	394		127		521
Impairment	697		1,429		2,126
Total costs and expenses	2,129		1,681		3,810
Results of operations before income taxes	(1,003)		(1,445)		(2,448)
Provision (benefit) for income taxes	—		(77)		(77)
Net income (loss) attributable to Hess Corporation	$(1,003)	(b)	$(1,368)	(c)	$(2,371)
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax gains from realized crude oil hedging activities of $53 million (noncash premium amortization: $63 million; cash settlement:  $116 million).
(c)Includes after-tax gains from realized crude oil hedging activities of $11 million (noncash premium amortization: $7 million; cash settlement:  $18 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30, 2020
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,782		$405		$2,187
Other, net	—		7		7
Total revenues and non-operating income	1,782		412		2,194

Costs and expenses
Marketing, including purchased oil and gas (a)	530		(8)		522
Operating costs and expenses	268		149		417
Production and severance taxes	55		3		58
Midstream tariffs	466		—		466
Exploration expenses, including dry holes and lease impairment	179		41		220
General and administrative expenses	87		15		102
Depreciation, depletion and amortization	767		224		991
Impairment	697		1,429		2,126
Total costs and expenses	3,049		1,853		4,902
Results of operations before income taxes	(1,267)		(1,441)		(2,708)
Provision (benefit) for income taxes	—		(88)		(88)
Net income (loss) attributable to Hess Corporation	$(1,267)	(b)	$(1,353)	(c)	$(2,620)

	Six Months Ended June 30, 2019
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,504		$728		$3,232
Gains (losses) on asset sales, net	22		—		22
Other, net	1		26		27
Total revenues and non-operating income	2,527		754		3,281

Costs and expenses
Marketing, including purchased oil and gas (a)	919		13		932
Operating costs and expenses	317		127		444
Production and severance taxes	80		5		85
Midstream tariffs	327		—		327
Exploration expenses, including dry holes and lease impairment	46		31		77
General and administrative expenses	78		12		90
Depreciation, depletion and amortization	685		238		923
Total costs and expenses	2,452		426		2,878
Results of operations before income taxes	75		328		403
Provision (benefit) for income taxes	—		226		226
Net income (loss) attributable to Hess Corporation	$75	(d)	$102		$177
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax gains from realized crude oil hedging activities of $245 million (noncash premium amortization: $106 million; cash settlement:  $351 million).
(c)Includes after-tax gains from realized crude oil hedging activities of $47 million (noncash premium amortization: $13 million; cash settlement:  $60 million).
(d)Includes after-tax gains from realized crude oil hedging activities of $1 million (noncash premium amortization: $58 million; cash settlement:  $59 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2020	Second Quarter 2019	First Quarter 2020
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	108	87	114
Offshore	45	46	48
Total United States	153	133	162
Guyana	22	—	15
Malaysia and JDA	3	4	4
Denmark	5	6	6
Libya	—	18	4
Total	183	161	191

Natural gas liquids - barrels
United States
North Dakota (a)	57	38	49
Offshore	6	5	7
Total United States	63	43	56

Natural gas - mcf
United States
North Dakota (a)	177	103	162
Offshore	101	83	113
Total United States	278	186	275
Malaysia and JDA	245	332	325
Denmark	5	6	6
Libya	—	11	5
Total	528	535	611

Barrels of oil equivalent	334	293	349
(a)Net production from the Bakken was 194,000 boepd in the second quarter of 2020, 140,000 boepd in the second quarter of 2019 and 190,000 boepd in the first quarter of 2020.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2020	2019
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	111	86
Offshore	47	47
Total United States	158	133
Guyana	18	—
Malaysia and JDA	3	4
Denmark	6	6
Libya	2	19
Total	187	162

Natural gas liquids - barrels
United States
North Dakota (a)	53	36
Offshore	6	6
Total United States	59	42

Natural gas - mcf
United States
North Dakota (a)	170	91
Offshore	107	88
Total United States	277	179
Malaysia and JDA	285	355
Denmark	6	6
Libya	3	12
Total	571	552

Barrels of oil equivalent	341	296
(a)Net production from the Bakken was 192,000 boepd in the first six months of 2020 and 135,000 boepd in the first six months of 2019.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2020	Second Quarter 2019	First Quarter 2020
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	140	166	176
Natural gas liquids – barrels	63	43	56
Natural gas – mcf	528	535	611
Barrels of oil equivalent	291	298	334

Sales Volumes (in thousands) (a)
Crude oil – barrels (b)	12,764	15,061	16,052
Natural gas liquids – barrels	5,690	3,931	5,097
Natural gas – mcf	48,081	48,638	55,620
Barrels of oil equivalent	26,468	27,098	30,419

	Six Months Ended June 30,
	2020	2019
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	158	160
Natural gas liquids – barrels	59	42
Natural gas – mcf	571	552
Barrels of oil equivalent	312	294

Sales Volumes (in thousands) (a)
Crude oil – barrels (b)	28,816	29,001
Natural gas liquids – barrels	10,787	7,562
Natural gas – mcf	103,701	100,073
Barrels of oil equivalent	56,887	53,242
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.
(b)During the second quarter of 2020, 3.7 million barrels of crude oil were loaded on VLCCs for sale later in the year.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2020	Second Quarter 2019	First Quarter 2020
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$39.24	$56.08	$44.05
Offshore	39.31	62.23	49.33
Total United States	39.27	58.22	45.63
Guyana	35.28	—	43.26
Malaysia and JDA	15.62	66.88	51.24
Denmark	50.29	70.27	55.60
Libya	—	69.87	—
Worldwide	39.03	60.45	45.94

Crude oil - per barrel (excluding hedging)
United States
Onshore	$18.93	$57.19	$40.54
Offshore	22.78	63.42	45.65
Total United States	20.48	59.36	42.07
Guyana (a) (b)	19.23	—	36.79
Malaysia and JDA	15.62	66.88	51.24
Denmark	29.16	70.27	49.14
Libya	—	69.87	—
Worldwide	20.63	61.37	42.08

Natural gas liquids - per barrel
United States
Onshore	$7.59	$12.16	$9.31
Offshore	4.71	12.32	9.39
Worldwide	7.32	12.18	9.32

Natural gas - per mcf
United States
Onshore	$0.94	$1.41	$1.28
Offshore	1.14	2.19	1.32
Total United States	1.01	1.76	1.30
Malaysia and JDA	3.97	5.08	4.71
Denmark	3.51	3.74	3.73
Libya	—	5.78	4.89
Worldwide	2.41	3.92	3.16
(a)Hess Corporation sold its first allocated one million barrel cargo of oil from the Liza Field in March 2020.  The realized price reflects the Brent benchmark prices used in the pricing formula at the time of sale in March.
(b)Hess Corporation sold its second and third allocated cargos of oil from the Liza Field in April and May 2020.  The realized price reflects the Brent benchmark prices used in the pricing formula at the time of sale in April and May.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2020	2019
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$42.26	$54.14
Offshore	44.49	60.73
Total United States	43.03	56.49
Guyana	38.41	—
Malaysia and JDA	26.73	63.11
Denmark	53.49	69.51
Libya	—	66.72
Worldwide	42.98	58.25

Crude oil - per barrel (excluding hedging)
United States
Onshore	$32.52	$54.09
Offshore	34.61	60.68
Total United States	33.23	56.43
Guyana	26.11	—
Malaysia and JDA	26.73	63.11
Denmark	41.19	69.51
Libya	—	66.72
Worldwide	32.90	58.20

Natural gas liquids - per barrel
United States
Onshore	$8.39	$15.22
Offshore	7.23	14.97
Worldwide	8.27	15.19

Natural gas - per mcf
United States
Onshore	$1.10	$1.86
Offshore	1.23	2.37
Total United States	1.15	2.11
Malaysia and JDA	4.39	5.19
Denmark	3.63	3.89
Libya	4.90	5.44
Worldwide	2.81	4.18

The following is a summary of the Corporation’s outstanding crude oil put options for the remainder of 2020:

	WTI	Brent
Barrels of oil per day	130,000	20,000
Average monthly floor price	$55	$60